EXHIBIT 3.1.1

                      ACTION BY UNANIMOUS WRITTEN CONSENT
                           OF THE BOARD OF DIRECTORS
                             IN LIEU OF A MEETING
                                      OF
                            WDC ACQUISITION CORP.,
                           a California corporation


         The undersigned, being the sole member of the Board of Directors of WDC Acquisition Corp., a California corporation, and acting pursuant to
Section 307 of the California Corporations Code hereby consents to, takes and adopts the following resolutions and actions:

         RESOLVED, that the Certificate of Amendment of Articles of Incorporation of the corporation, substantially in the form attached hereto as Attachment 1, is hereby deemed advisable and is authorized and approved and shall be submitted to the sole shareholder for approval.

         RESOLVED, that upon approval of the Certificate of Amendment of Articles of Incorporation by the sole shareholder, the officers of the Corporation are hereby directed to take any and all actions, including, but not limited to, filing the Certificate of Amendment of Articles of Incorporation with the Secretary of State of California, to effectuate the above resolution.

         RESOLVED FURTHER, that Section 2.01 of the Bylaws of the corporation shall be amended to read as set forth below, but said amendment shall only become effective upon the merger of the corporation into Condor Systems, Inc., a California corporation.

         "SECTION 2.01. Number of Directors. The authorized number of directors of the Corporation shall be five. The authorized number of directors may be changed only by an amendment of this Section approved by the holders of a majority of the outstanding voting shares of the Corporation."

                  IN WITNESS WHEREOF, the undersigned have executed this ACTION BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS IN LIEU OF A MEETING to be effective as of the ____ day of _____________, 1999.


                                              /s/ Kirk Wortman
                                             -----------------------------------
                                             Kirk Wortman, Director




                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                            WDC ACQUISITION CORP.,
                           a California corporation


         Kirk Wortman and Ivy Dodes certify that:

            1. They are the duly elected and acting President and the Secretary of WDC Acquisition Corp., a California corporation.

            2. The Articles of Incorporation of the corporation are hereby amended in their entirety to state as follows:

-------------------------------------------------------------------------------


                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                             WDC ACQUISITION CORP.

                                   * * * * *

         The Articles of Incorporation of WDC Acquisition Corp. (the "Corporation") are amended and restated to read in full as follows:


         FIRST:  The name of the Corporation is WDC Acquisition Corp.

         SECOND: The address of its registered agent for service of process in the State of California is CSC--Lawyers Incorporating Service, 2730 Gateway Oaks Drive, Sacramento, CA 95833.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of California as the same exists or may hereafter be amended ("California Law"), other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code (the "Corporations Code").

         FOURTH: (1) The Corporation is authorized to issue three classes of shares, designated "Class A Common Stock", "Class B Common Stock", and "Class C Common Stock" (collectively, "Common Stock").

         (2)  The Corporation is authorized to issue:

         60,000,000 shares of Class A Common Stock, par value $0.001 per share, 10,000,000 shares of Class B Common Stock, par value $0.001 per share, and 60,000,000 shares of Class C Common Stock, par value $0.001 per share.

         (3) Each of the shares of Common Stock shall be identical in all respects and shall have equal rights and privileges, except as set forth below:

         Voting. Each share of Class A Common Stock shall entitle the holder thereof to one vote. Each share of Class B Common Stock shall entitle the holder thereof to the number of votes equal to (x) the sum of (A) the aggregate number of shares of outstanding Class B Common Stock and (B) if the holders of Class C Common Stock are not entitled to vote upon the matter in question, the aggregate number of shares of outstanding Class C Common Stock, divided by (y) the aggregate number of shares of outstanding Class B Common Stock, all determined as of the relevant record date. Holders of shares of Class C Common Stock shall not be entitled to vote for the election of directors. Holders of shares of Class C Common Stock shall not be entitled to vote on any other matter except as may be required by applicable law, in which case each share of Class C Common Stock shall entitle the holder thereof to one vote. The holders of the Class A Common Stock and Class B Common Stock (and Class C Common Stock, if applicable) shall vote together as a single class, except as may be required by applicable law.

         Conversion.   (a) Class A Common Stock.

         Automatic. Each share of Class A Common Stock will automatically, and without any further action by the record holder thereof, the Corporation or anyone else, convert into one fully paid and nonassessable share of Class C Common Stock upon the date that such share of Class A Common Stock is transferred to a record holder of Class C Common Stock. Upon the occurrence of such event, stock certificates formerly representing shares of Class A Common Stock shall thereafter be deemed to represent the number of shares of Class C Common Stock into which the shares of Class A Common Stock formerly represented by such stock certificates have been converted.

         (b) Class B Common Stock.

         Optional. Each holder of record of Class B Common Stock may at any time convert any or all of such holder's shares of Class B Common Stock into fully paid and nonassessable shares of Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion. Notwithstanding the foregoing, no such conversion shall be made unless (i) the holders of the remaining shares of Class B Common Stock would be entitled to designate a majority of the Board of Directors of the Corporation, or (ii) the Board of Directors of the Corporation determines, after consultation with appropriate regulatory authorities, that such entitlement is not required in order for the Corporation to continue to perform classified work. Any such conversion may be effected by any holder of the Class B Common Stock surrendering such holder's certificate or certificates for the Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or of any transfer agent for the Class B Common Stock, together with a written notice to the Corporation or such transfer agent that such holder elects to convert such shares of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates for shares of the Class A Common Stock to be issued. Promptly thereafter, the Corporation or such transfer agent shall issue and deliver to such holder, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of the Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the close of business on the date of the receipt by the Corporation or such transfer agent of the certificates for the shares being surrendered, and the holders entitled to receive the shares of the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of the Class A Common Stock on such date.

         Automatic. Each share of Class B Common Stock will automatically, and without any further action by the record holder thereof, the Corporation or anyone else, convert into one fully paid and nonassessable Class A Common Stock upon the date upon which no shares of Class C Common Stock are outstanding. On and after such date, stock certificates formerly representing shares of Class B Common Stock shall thereafter be deemed to represent the number of shares of Class A Common Stock into which the shares of Class B Common Stock formerly represented by such stock certificates have been converted. Notice of such conversion shall be sent to all record holders of Class B Common Stock not less than 15 days after the occurrence of such event, but the failure of the Corporation to give such notice shall not affect the validity of such conversion.

         In addition, each share of Class B Common Stock will automatically, and without any further action by the record holder thereof, the Corporation or anyone else, convert into one fully paid and nonassessable share of Class C Common Stock upon the date that such share of Class B Common Stock is transferred to a record holder of Class C Common Stock. Upon the occurrence of such event, stock certificates formerly representing shares of Class B Common Stock shall thereafter be deemed to represent the number of shares of Class C Common Stock into which the shares of Class B Common Stock formerly represented by such stock certificates have been converted.

         (c) Class C Common Stock. Each holder of record of the Class C Common Stock may at any time convert any or all of such holder's shares of Class C Common Stock into fully paid and nonassessable shares of Class A Common Stock at the rate of one share of the Class A Common Stock for each share of the Class C Common Stock surrendered for conversion. Notwithstanding the foregoing, no such conversion shall be made unless (i) the Board of Directors of the Corporation determines, after consultation with appropriate regulatory authorities, that the Corporation could continue to perform classified work if the holders of the Class C Common Stock held an equal number of shares of Class A Common Stock, or (ii) such holder of Class C Common Stock is transferring such shares of Class C Common Stock to a person or entity that is not a record holder of Class C Common Stock. Any such conversion may be effected by any holder of the Class C Common Stock surrendering such holder's certificate or certificates for the Class C Common Stock to be converted, duly endorsed, at the office of the Corporation or of any transfer agent for the Class C Common Stock, together with a written notice to the Corporation or such transfer agent that such holder elects to convert such shares of Class C Common Stock and stating the name or names in which such holder desires the certificate or certificates for shares of the Class A Common Stock be issued. Promptly thereafter, the Corporation or such transfer agent shall issue and deliver to such holder, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of the Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the close of business on the date of the receipt by the Corporation or such transfer agent of the certificates for the shares being surrendered, and the holders entitled to receive the shares of the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of the Class A Common Stock on such date.

         The reason for the conversion provisions relating to the Class C Common Stock is to preserve the Company's facility security clearance.

         FIFTH:   The share of common stock outstanding as of the date of this amendment shall convert into one share of Class A Common Stock.

          SIXTH: (1) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law.

       (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by California Law. The right to indemnification conferred in this ARTICLE SIXTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by California Law. The right to indemnification conferred in this ARTICLE SIXTH shall be a contract right.

          (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers or employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by California Law.

          (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under California Law.

          (4) The rights and authority conferred in this ARTICLE SIXTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

          (5) Neither the amendment nor repeal of this ARTICLE SIXTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by California Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE SIXTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

         SEVENTH: Notwithstanding any of the foregoing, the Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with its agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the Corporations Code.

         EIGHTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by California Law and, with the sole exception of those rights and powers conferred under the above ARTICLE SIXTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

-------------------------------------------------------------------------------

            3. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

            4. The foregoing amendment has been duly approved by the shareholders in accordance with Sections 902, 903 and 152 of the California Corporations Code. On the date of this amendment, the Corporation has only one class of shares outstanding, namely common stock and the number of outstanding shares of common stock is one share.

            a. Approval of more than fifty percent of the outstanding shares was required for amending the Articles of Incorporation in their entirety. The number of shares approving the amendment of the Articles of Incorporation in their entirety equaled or exceeded the percentage required.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:                                        /s/ Kirk Wortman
      ---------------------------------      ----------------------------------
                                             Kirk Wortman, President


Dated:                                        /s/ Ivy Dodes
      ---------------------------------      ----------------------------------
                                             Ivy Dodes, Secretary

                  ACTION BY UNANIMOUS WRITTEN CONSENT OF THE
                     SOLE SHAREHOLDER IN LIEU OF A MEETING
                                      OF
                            WDC ACQUISITION CORP.,
                           a California corporation


         The undersigned holder of all of the issued and outstanding shares of common stock of WDC Acquisition Corp., a California corporation, acting pursuant to the authority of Section 603 of the California Corporations Code, hereby consents to, takes and adopts the following resolutions and actions:

         RESOLVED, that the Certificate of Amendment of Articles of Incorporation of the corporation, substantially in the form attached hereto as Attachment 1, is hereby authorized and approved.

         RESOLVED, that the officers of the Corporation are hereby directed to take any and all actions, including, but not limited to, filing the Certificate of Amendment of Articles of Incorporation with the Secretary of State of California, to effectuate the above resolution.

         RESOLVED FURTHER, that Section 2.01 of the Bylaws of the corporation shall be amended to read as set forth below, but said amendment shall only become effective upon the merger of the corporation into Condor Systems, Inc., a California corporation.

         "SECTION 2.01. Number of Directors. The authorized number of directors of the Corporation shall be five. The authorized number of directors may be changed only by an amendment of this Section approved by the holders of a majority of the outstanding voting shares of the Corporation."

                  IN WITNESS WHEREOF, the undersigned has executed this ACTION BY UNANIMOUS WRITTEN CONSENT OF THE SOLE SHAREHOLDER IN LIEU OF A MEETING to be effective as of the _____ day of _____________, 1999.


                                              DLJ Merchant Banking II, Inc.


                                              By: /s/ Kirk Wortman
                                                 ------------------------------
                                                 Kirk Wortman, Principal